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                                                                 Exhibit (c)(17)

                             PENOBSCOT SHOE COMPANY

                             1991 STOCK OPTION PLAN



1.       PURPOSE

         The purpose of this 1991 Stock Option Plan (the "Plan") is to advance the interests of Penobscot Shoe Company (the "Company") by enhancing the ability of the Company (a) to attract and retain employees who are in a position to make significant contributions to the success of the Company; (b) to reward employees for such contributions; and (c) to encourage these employees to take into account the long-term interests of the Company through ownership of shares of the Company's common stock par value $1.00 ("Common Stock").

         The Plan is intended to accomplish these goals by enabling the Company to grant awards ("Awards") to eligible employees. Awards will be in the form of Stock Options.

2.       ADMINISTRATION

         The Plan will be administered by the Compensation Committee of the Board of Directors of the Company (the "Committee"). The Committee will have authority, not inconsistent with the express provisions of the Plan, (a) to grant Awards to such eligible employees as the Committee may select ("Participants"); (b) to determine the times of grants; (c) to determine the number of shares of Common Stock to be covered by any Award; (d) to determine the terms and conditions of any Award, which terms and conditions may differ among individual Awards and Participants; (e) to prescribe the form or forms of instruments evidencing Awards and any other instruments required under the Plan and to change such forms from time to time; (f) to adopt, amend and rescind rules and regulations for the administration of the Plan; (g) to interpret the Plan and to decide any questions and settle all controversies and disputes that may arise in connection with the Plan; and (h) to waive compliance by a Participant with any obligation to be performed by him under an Award.

         A majority of the members of the Committee will constitute a quorum, and all determinations of the Committee shall be made by a majority of its members. Any determination of the Committee under the Plan may be made without notice or meeting of the Committee by a writing signed by a majority of the Committee members. All members of the Committee shall be disinterested persons within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934.

3.       EFFECTIVE DATE AND TERM OF PLAN

         The Plan will become effective on the date on which it is approved by the stockholders of the Company. Grants of Awards under the Plan may be made prior to the date (but after adoption of the Plan by the Board of Directors), subject to approval of the Plan by stockholders.



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         No Award may be granted under the Plan after the completion of ten years from the date on which the Plan was adopted by the Board of Directors, but Awards previously granted may extend beyond that date.

4.       SHARES SUBJECT TO THE PLAN

         (a) Number of Shares. Subject to adjustment as provided in Section 8, the aggregate number of shares of Common Stock that may be delivered under the Plan is 75,000. For purposes of this limitation, shares of Common Stock which are forfeited will not be counted.

         (b) Shares to be Delivered. Shares delivered under the Plan will be authorized but unissued shares of Common Stock or, if the Committee so decides in its sole discretion, previously issued Common Stock acquired by the Company and held in treasury. No fractional shares of Common Stock will be delivered under the Plan.

5.       ELIGIBILITY

         Employees eligible to become Participants shall be those key employees of the Company and its subsidiaries who, in the opinion of the Committee, are in a position to make a significant contribution to the success of the Company or its subsidiaries. A subsidiary for purposes of the Plan is a corporation in which the Company owns, directly or indirectly, stock possessing 50% or more of the total combined voting power of all classes of stock. Members of the Committee will not be eligible to become Participants.

6.       STOCK OPTIONS

         Stock Options granted under the Plan ("Options") will be non-qualified stock options.

         Options granted under the Plan will be subject to the following terms and conditions and will contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee deems desirable:

         (a) Exercise Price. The exercise price of each Option will be determined by the Committee but may not be less than 100% of the fair market value per share of Common Stock at the time the Option is granted.

         (b) Duration of Options. An Option will be exercisable during such period or periods as the Committee may specify. The latest date on which an Option may be exercised will be the date which is ten years from the date the option was granted or such earlier date as may be specified by the Committee at the time the Option is granted.

         (c) Exercise of Options.

                  (1) Options will be exercisable at such future time or times, whether or not in installments, as determined by the Committee at or after the grant date.


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                           The Committee may at any time accelerate the
                           exercisability of all or any portion of any Option.

                  (2) Any exercise of an Option must be by written notice to the Company, accompanied by (i) the document evidencing the Option (the "Option Certificate") and any other documents required by the Committee and
                           (ii) payment in accordance with Section 6(d) below for the number of shares of Common Stock for which the Option is exercised.

         (d) Payment for and Delivery of Common Stock. Common Stock purchased on exercise of an Option shall be paid for as follows: (1) in cash or by certified check, bank draft or money order payable to the order of the Company or (2) if so permitted by the Option Certificate, (i) through the delivery of shares of Common Stock having a fair market value on the last business day preceding the date of exercise equal to the purchase price or (ii) by a combination of cash and Common Stock as provided in clauses (1) and (2)(i) above or (iii) by delivery of a promissory note of the Participant to the Company, payable on such terms as are specified in the Option Certificate (except that the Option Certificate may provide that the rate of interest on the note will be the lowest rate which is sufficient, at the time the note is given, to avoid imputation of interest under the applicable provisions of the Code), or by a combination of cash (or cash and Common Stock) and the Participant's's promissory note; provided, that if the Common Stock delivered upon exercise of the Option is an original issue of authorized Common Stock, at least so much of the exercise price as represents the par value of such Common Stock must be paid in cash if the Committee determines that cash payment is required by law.

         (e) Nontransferability of Options. No Option may be transferred other than by will or by the laws of descent and distribution, and during a Participant's lifetime an Option may be exercised only by him.

         (f) Death or Disability. If a Participant's employment with the Company and its subsidiaries terminates by reason of death or total and permanent disability, each Option held by the Participant will become fully exercisable and will remain exercisable after the date of such termination for a period of one year (subject, however, to the limitations of Section 6(b) regarding the ten-year exercise period for such Option). In the case of a deceased Participant, such Option may be exercised within such time limits by his executor or administrator, or by the person or persons to whom the Option is transferred by will or the applicable laws of descent and distribution.

         (g) Other Termination of Employment. If a Participant's employment with the Company and its subsidiaries terminates for any reason other than death or total and permanent disability, all Options held by the Participant that are not then exercisable shall terminate. Options that are exercisable on the date of termination will continue to be exercisable for a period of three months (or, if less, the remaining exercise period set by the Option Certificate) unless the employee has confessed to, or been convicted of, any act of fraud, theft or dishonesty arising in the course of, or in connection with, his employment with the Company. After completion of that three-month period (or such lesser period as provided herein) such Options shall terminate to the extent not previously exercised, expired or terminated.


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7.       CHANGE OF CONTROL

         Notwithstanding any other provision of this Plan, in the event of a Change of Control of the Company each Option held by each Participant will automatically become fully exercisable.

         As used herein, a Change of Control of the Company will be deemed to take place if (1) any individual, corporation, partnership, company or other entity, including a "group" as defined in section 13(d)(3) of the Securities Exchange Act of 1934, becomes the beneficial owner of shares of stock of the Company having 25% or more of the total number of votes that may be cast for the election of directors of the Company, or (2) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of the Company cease for any reason to constitute a majority thereof; provided, however, that any director who is not in office at the beginning of such twenty-four month period but whose election by the Board or whose nomination for election by the Company's stockholders was to fill a vacancy caused by death and was approved by a vote of a least two-thirds of the directors then still in office who either were directors at the beginning of such period or whose election or nomination for election was previously so approved shall be deemed to have been in office at the beginning of such period for purposes of this definition.

8.       CHANGES IN COMPANY; SUBSTITUTE AWARDS

         (a) Changes in Stock. In the event of a stock dividend, stock split or combination of shares, recapitalization or other change in the Company's capital stock, the number and kind of shares of stock or securities of the Company subject to Awards then outstanding or subsequently granted under the Plan, the maximum number of shares of stock or securities that may be delivered under the Plan, the purchase price, and other relevant provisions will be appropriately adjusted by the Committee, whose determination shall be binding on all persons.

         The Committee may also adjust the number of shares subject to outstanding Awards, the exercise price of outstanding Options and the terms of outstanding Awards, to take into consideration material changes in accounting practices or principles, consolidations or mergers (except those described in Section 8(b) below), acquisitions or dispositions of stock or property or any other event if it is determined by the Committee that such adjustment is appropriate to avoid distortion in the operation of the Plan.

         (b) Merger, Etc. Subject to Section 7, in the event of a dissolution or liquidation of the Company or a merger or consolidation in which the Company is not the surviving corporation or its outstanding shares are converted into securities of another corporation or exchanged for other consideration, all Options granted hereunder will terminate, but at least 20 days prior to the effective date of any such dissolution or liquidation (or 20 days prior to any earlier related sale of substantially all the assets of the Company) or of any such merger or consolidation, the Committee shall either make all Options outstanding hereunder immediately exercisable or arrange that the successor or corporation, if any, grant replacement Options.




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9.       GENERAL PROVISIONS

         (a) No Distribution; Compliance with Legal Requirements, Etc. The Committee may require each person acquiring Common Stock pursuant to an Award to represent to and agree with the Company in writing that such person is acquiring the Common Stock without a view to distribution hereof.

         The Company will not be obligated to deliver any shares of Common Stock pursuant to an Award (1) until, in the opinion of the Company's counsel, all applicable federal and state laws and regulations have been complied with, and
(2) if the outstanding Common Stock is at the time listed on any stock exchange, until the shares to be delivered have been listed or authorized to be listed on such exchange upon official notice of issuance, and (3) until all other legal matters in connection with the issuance and delivery of such shares have been approved by the Company's counsel. If the sale of Common Stock has not been registered under the Securities Act of 1933, as amended, the Company may require such representations or agreements as counsel for the Company may consider appropriate to avoid violation of such Act and may require that the certificates evidencing such Common Stock bear an appropriate legend restricting transfer.

         Notwithstanding any provision of the Plan, the Company will be under no obligation to deliver shares of Common Stock to an estate of a deceased Participant, or to the person or persons to whom the Award has been transferred by the Participant's will or the applicable laws of descent and distribution, until the Company is satisfied as to the authority of such person or persons.

         (b) Tax Withholding, Etc. Each Participant will, no later than the date as of which any Common Stock received hereunder first becomes includable in gross income for federal income tax purposes, pay to the Company, or make arrangements satisfactory to the Committee regarding payment of, all federal, state and local taxes required by law to be withheld with respect to such income. The Company and its subsidiaries will, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the Participant.

         The Committee may provide, in respect of any transfer of Common Stock under an Award, that if and to the extent withholding of any federal, state or local tax is required, the Participant may elect in such manner as the Committee prescribes, to have the Company hold back from the transfer Common Stock having a value calculated to satisfy withholding obligation.

         Notwithstanding the foregoing, in the case of a Participant subject to the restrictions of Section 16(b) of the Securities Exchange Act of 1934 no such election shall be effective unless made in compliance with any applicable requirements of Rule 16b-3(e) or any successor rule under such Act.

         (c) Continuance of Employment. For purposes of the Plan, employment of a Participant will not be considered terminated (1) in the case of sick leave or other bona fide leave of absence approved for purposes of the Plan by the Committee, so long as the Participant's right


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to reemployment is guaranteed either by statute or by contract, or (2) in the case of a transfer to the employment of a corporation (or a parent or subsidiary corporation of such corporation) issuing or assuming an option in a transaction to which section 425(a) of the Code would apply.

         (d) Fair Market Value. For purposes of the Plan, in general, "fair market value" of a share of Common Stock on any date means the closing price on such date as reflected in the American Exchange Composite Index. If, however, the Committee determines that a different meaning is in any circumstance necessary in order to comply with applicable law, such different meaning will apply in that circumstance.

         (e) Employment Rights. Neither the adoption of the Plan nor the grant of Awards will confer upon any employee any right to continued employment with the Company or any subsidiary or affect in any way the right of the Company or subsidiary to terminate the employment of an employee at any time. Except as specifically provided by the Committee in any particular case, the loss of existing or potential profit in Awards granted under this Plan shall not constitute an element of damages in the event termination is in violation of an obligation of the Company to the employee by contract or otherwise.

10.      EFFECT, DISCONTINUANCE, CANCELLATION, AMENDMENT AND
         TERMINATION

         Neither adoption of the Plan nor the grant of Awards to a Participant shall affect the Company's right to grant to such Participant awards that are not subject to the Plan, to issue to such Participant Common Stock as a bonus or otherwise, or to adopt other plans or arrangements under which Common Stock may be issued to employees.

         The Committee may at any time discontinue granting Awards under the Plan. With the consent of the Participant, the Committee may at any time cancel an existing Award in whole or in part and grant the Participant another Award for such number of shares of Common Stock as in the Committee specifies. The Committee may at any time or times amend the Plan or any outstanding Award for the purpose of satisfying the requirements of any changes in applicable laws or regulations or for any other purpose which may at the time be permitted by law, provided that (except to the extent expressly required or permitted herein above) no such amendment shall, without the approval of the stockholders of the Company, (a) increase the maximum number of shares available for delivery under the Plan, (b) change the group of employees eligible to receive Awards under the Plan, (c) reduce the price at which options may be granted, (d) extend the time within which Awards may be granted, or (e) amend the provision of this Section 10, and no such amendment shall adversely affect the rights of any Participant (without his consent) under any Award previously granted.

As adopted by the Board of Directors: December 20, 1990

As approved by the Stockholders: